EXHIBIT 23.2

CONSENT OF INDEPENDENT PETROLEUM ENGINEERS AND GEOLOGISTS

We hereby consent to (i) the use of the name Netherland, Sewell & Associates, Inc., the reference to our reserves report for Concho Resources Inc. (the “Company”) dated January 24, 2018, and the use of information contained therein in the Company’s annual report on Form 10-K to be filed on or about February 21, 2018, and (ii) inclusion of our summary report dated January 24, 2018, included in the Form 10-K to be filed on or about February 21, 2018, as Exhibit 99.1.

We hereby further consent to the incorporation by reference in the Registration Statements on (i) Form S-8 (file no. 333-145791), (ii) Form S-8 (file no. 333-182046), (iii) Form S-8 (file no. 333-204765), (iv) Form S-3 (file no. 333-206172), (v) Form S-3 (file no. 333-210309), (vi) Form S-3 (file no. 333-213955), and (vii) Form S-3 (file no. 333-215560) of such information.

NETHERLAND, SEWELL & ASSOCIATES, INC.
By:	/s/ C.H. (Scott) Rees III
C.H. (Scott) Rees III, P.E.
Chairman and Chief Executive Officer

Dallas, Texas

February 21, 2018